ASSET PURCHASE AGREEMENT

                                    between

                            BELL MICROPRODUCTS INC.

                                      and

                                  PEMSTAR INC.

                                 April 30, 1999




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
TABLE OF CONTENTS .............................................................i


Page ..........................................................................i


INDEX OF EXHIBITS ............................................................iv


INDEX OF SCHEDULES.............................................................v


RECITALS ......................................................................1


ARTICLE I SALE AND PURCHASE OF ASSETS..........................................1

         1.1      Sale and Purchase of Assets..................................1
         1.2      Assets to be Transferred.....................................1
         1.3      Assumption of Liabilities....................................3
         1.4      All Other Liabilities Not Assumed............................4

ARTICLE II PURCHASE PRICE; CLOSING.............................................4

         2.1      Purchase Price...............................................4
         2.2      Closing......................................................4
         2.3      Transaction Taxes............................................5
         2.4      Allocation of Consideration..................................5
         2.5      Post-Closing Adjustment......................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................7

         3.1      Organization of the Seller...................................7
         3.2      Authority....................................................7
         3.3      Division Financial Statements................................8
         3.4      Absence of Changes...........................................8
         3.5      Absence of Undisclosed Liabilities..........................10
         3.6      Intellectual Property Rights................................10
         3.7      Affiliate Transactions......................................10
         3.8      Customers and Suppliers.....................................11
         3.9      Legal and Other Compliance..................................11
         3.10     Restrictions on Business Activities.........................12
         3.11     Title to Properties; Absence of Liens;
                   Condition of Equipment ....................................12
         3.12     Agreements, Contracts and Commitments.......................13
         3.13     Powers of Attorney..........................................14


                                       i

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         3.14     Litigation..................................................14
         3.15     Environmental Matters.......................................14
         3.16     Employment Matters..........................................16
         3.17     Insolvency..................................................17
         3.18     Consents....................................................17
         3.19     Books and Records...........................................17
         3.20     Product Warranties..........................................18
         3.21     Inventory...................................................18
         3.22     Accounts Receivable.........................................18
         3.23     Tax Returns and Audits......................................18
         3.24     Employee Benefit Plans......................................18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER............................20

         4.1      Organization of Buyer.......................................20
         4.2      Authority...................................................20
         4.3      No Conflicts................................................20
         4.4      Litigation..................................................20

ARTICLE V CONDUCT PRIOR TO THE CLOSING DATE...................................21

         5.1      Conduct of Business.........................................21

ARTICLE VI ADDITIONAL AGREEMENTS..............................................22

         6.1      Approval....................................................22
         6.2      Access to Information.......................................22
         6.3      Access to Records After Closing.............................22
         6.4      Confidentiality.............................................22
         6.5      Public Disclosure...........................................23
         6.6      Contractual Consents........................................23
         6.7      Legal Conditions to Acquisition.............................23
         6.8      Additional Documents and Further Assurances.................23
         6.9      Notification of Certain Matters.............................24
         6.10     Payment of Trade and Other Creditors........................24
         6.11     No Solicitation.............................................24
         6.12     Non-Competition.............................................25
         6.13     Non-Solicitation of Employees...............................25
         6.14     Continuing Customer Relationship............................26
         6.15     Employment Matters..........................................26
         6.16     Treatment of Other Matters..................................27
         6.17     Profit Sharing..............................................29

ARTICLE VII CONDITIONS TO OBLIGATIONS TO CLOSE................................30

         7.1      Conditions to Obligations of Each Party.....................30

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         7.2      Additional Conditions to Obligations of the Seller..........30
         7.3      Additional Conditions to the Obligations of Buyer...........31

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION......32

         8.1      Indemnification.............................................32
         8.2      Arbitration.................................................35

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..................................36

         9.1      Termination.................................................36
         9.2      Effect of Termination.......................................37
         9.3      Amendment...................................................37
         9.4      Extension; Waiver...........................................37

ARTICLE X GENERAL PROVISIONS..................................................38

         10.1     Notices.....................................................38
         10.2     Interpretation..............................................39
         10.3     Expenses....................................................39
         10.4     Counterparts................................................39
         10.5     Entire Agreement; Assignment................................39
         10.6     Severability................................................39
         10.7     Sole Remedy.................................................39
         10.8     Governing Law; Arbitration..................................40
         10.9     Rules of Construction.......................................40
         10.10    No Third Party Beneficiaries................................40
         10.11    Specific Performance........................................40
         10.12    Publicity...................................................41
         10.13    Assignment by Buyer.........................................41
         10.14    Change in Control of Buyer..................................41

BILL OF SALE AND GENERAL ASSIGNMENT............................................?

EXHIBIT C .....................................................................?

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME OF THE BUSINESS....................?

EXHIBIT F .....................................................................?

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                                INDEX OF EXHIBITS

     Exhibit      Description
     -------      -----------
     Exhibit A    December 31, 1998 Balance Sheet
     Exhibit B    Bill of Sale and General Assignment
     Exhibit C    Unaudited consolidated statements of income of the Business for the fiscal year ended December 31, 1998
     Exhibit D    Unaudited consolidated statements of income of the Business for the fiscal year ended December 31, 1997
     Exhibit E    Division Financial Statements
     Exhibit F    March 31, 1999 Balance Sheet
     Exhibit G    Form of Opinion of Buyer Counsel
     Exhibit H    Form of Opinion of Seller Counsel



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                                       INDEX OF SCHEDULES

         Schedule              Description
         --------              -----------

         1.2(a)                Inventory

         1.2(b)                Accounts Receivable

         1.2(c)                Lease Agreements

         1.2(d)                Contracts

                                  (i)  List  of  outstanding   written  customer
                                       orders,   purchase   orders   and   other
                                       customer contracts

                                  (ii) List of customer names

         1.2(e)                Equipment and Tangible Assets

         1.2(g)                Prepaid Expenses

         1.2(i)                Telephone Numbers

         1.3(b)                Accounts Payable, Goods in Transit, Placed Orders

         2.4                   Purchase Price Allocation

         3                     Disclosure Schedule

                               3.3(b)       No Liability, Indebtedness, Etc.

                               3.3(c)       Division Financial Statements

                               3.4(c)       Absence of Changes: Agreements

                               3.4(f)          "    "     "     Discontinued
                                                                Relationships

                               3.4(h)          "    "     "     Employment

                               3.4(i)          "    "     "     Key Employees

                               3.4(k)          "    "     "     Capital
                                                                Commitments

                               3.5          Absence of Undisclosed Liabilities

                               3.6.         Intellectual Property Rights

                               3.7.         Affiliate Transactions

                               3.8          Customers and Suppliers

                               3.9(a)       Compliance  with  Applicable   Laws,
                                            Regulations, etc.

                               3.9(b)       Non-Environmental           Permits;
                                            Assignability

                               3.9(c) Gifts of Money, Other Property or Similar Benefits

                               3.11(a)      Title  to  Properties:   Absence  of
                                            Liens

                               3.11(d)      Title to Properties: Assets

                               3.11(e)      Title  to  Properties:  Custody  and
                                            Control

                               3.12(ii)     Agreements: Asset Acquisitions

                               3.12(iii)    Agreements: Indemnification

                               3.12(iv)     Agreements: Purchase Orders

                               3.12(vi)     Agreements: Losses

                               3.12(vii)    Agreements: Capital Expenditures

                               3.12(viii)   Agreements: Payments Received

                               3.12(x)      Agreements: Credit Agreements


                                       v
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                               3.12(xiii)   Agreements: Distribution Agreements

                               3.14         Litigation

                               3.15         Environmental

                               3.16(c)      Employment: No Liability

                               3.16(d)      Employee Matters

                               3.18         Consents

                               3.22         Accounts Receivable

         5.1                   Conduct of Business Exceptions

         6.16(b)(i)(1)         Excess Inventory With MRP ($2,287,863)

         6.16(b)(i)(2)         Excess Inventory Without MRP ($2,433,579)

         6.16(d)               Excess Bone-Pile Inventory ($825,121)

         6.16(e)(i)            Amounts  Paid  in  Prior  Months  Not  Billed  to
                               Customers

         6.16(e)(ii)           Prior Months Billings Without Cost

         6.16(f)               90-Day A/R

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 30, 1999 between Bell Microproducts Inc., a California corporation (the "Seller"), and PEMSTAR INC., a Minnesota corporation (the "Buyer").

                                    RECITALS

         WHEREAS, Seller maintains a custom contract manufacturing division of its corporation known as the Quadrus division (the "Business");

         WHEREAS, pursuant to this Agreement, the Buyer (directly or through one of its wholly owned subsidiaries) wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, all the Acquired Assets (as defined herein);

         WHEREAS, pursuant to this Agreement, the Buyer (directly or through one of its wholly owned subsidiaries) wishes to assume from the Seller, and the Seller wishes to transfer to the Buyer all the Assumed Liabilities;

         NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                           SALE AND PURCHASE OF ASSETS

         1.1 Sale and Purchase of Assets. Subject to the terms and conditions contained in this Agreement, the Seller agrees to sell, assign, transfer, and deliver to the Buyer all of the Seller's right, title, and interest in and to each of the Acquired Assets (as defined below), and Buyer agrees to purchase such assets on the Closing Date.

         1.2 Assets to be Transferred. At the Closing, the Seller shall sell and deliver to Buyer (or a wholly owned subsidiary of Buyer to be designated by Buyer), and Buyer (either directly or through a wholly owned subsidiary of Buyer to be designated by Buyer) shall purchase and accept from the Seller, the following assets used exclusively or primarily in the Business (the "Acquired Assets"):

               (a) Inventory. Except as otherwise provided in Section 6.16 hereof, all of Seller's inventory relating to the Business identified in
Schedule 1.2(a) attached hereto subject to changes between December 31, 1998 and Closing in the ordinary course of business.

               (b) Accounts Receivable. Except as otherwise provided in Section 6.16(f) hereof, all of Seller's rights to receive payments currently owed to the Seller resulting from the sale of goods by the Business identified on Schedule 1.2(b) subject to changes between December 31, 1998 and Closing in the ordinary course of business.

               (c) Rights Under Leases. All of the Seller's rights under the real property lease agreements, as amended or supplemented to date, with respect to the Company's facility located at 2020 S. Tenth Street, San Jose, California 95112 (the "Real Property"), and the equipment lease agreements, as amended or supplemented to date, and relating primarily or exclusively to the Business identified in Schedule 1.2(c) (the "Assumed Leases") subject to changes between December 31, 1998 and Closing in the ordinary course of business.

               (d) Rights  Under  Contracts.  Except as  otherwise  provided  in
Section 6.16 hereof, all of Seller's rights under any contract, agreement, plan or arrangement relating primarily or exclusively to the Business identified in
Schedule 1.2(d) subject to changes between December 31, 1998 and Closing in the ordinary course of business. It is the intent of the parties hereto that all of the Acquired Assets and all of Seller's backlog, if any, arising out of the operation of the Business be transferred to Buyer. Accordingly, the parties agree to use their reasonable best efforts to facilitate such transfer of customers to the extent transferable at the Closing. Included on Schedule 1.2(d) is (i) a list as of December 31, 1998 of all outstanding written customer orders, purchase orders, and other customer commitments from Seller's current customers of the Business, and (ii) the names of all customers of the Business, which list will be updated as of the Closing Date and provided to Buyer.

               (e) Equipment;  Tangible Assets.  Except as otherwise provided in
Section 6.16 hereof, all equipment and other tangible assets used exclusively or primarily in the Business or identified in Schedule 1.2(e) subject to changes between December 31, 1998 and Closing in the ordinary course of business.

               (f) Books and Records. Copies of all books and records related to any Acquired Assets, including, without limitation, all financial records, books, ledgers, supplier lists, customer and marketing lists or databases, marketing plans, management plans, distribution and reseller materials, advertising materials, manuals, and other materials of the Seller, in each case only insofar as such items relate exclusively or primarily to the Business.

               (g) Prepaid Expenses. The prepaid expenses for goods or services to be provided exclusively or primarily to the Business after the Closing Date (as defined below) identified in Schedule 1.2(g) subject to changes between December 31, 1998 and Closing in the ordinary course of business. The actual amount of prepaid inventory, expenses and supplies is to be determined during a physical inventory to be conducted by Seller and audited by Buyer between May 1, 1999 and the Closing and only such prepaid inventory and supplies as are physically identified will be purchased by Buyer.

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

               (h) Intellectual Property. All of Seller's right, title and interest in and to Seller's intellectual property used exclusively or primarily in the Business, including, without limitation, (i) the trademark "Quadrus,"
(ii) the domain name and website of the Business, (iii) know-how, (iv) good-will, and (v) all rights under proprietary information agreements with respect to employees of Seller who become employees of Buyer from and after the Closing.

               (i)  Phone  Numbers.   The  phone  numbers  used  exclusively  or
primarily in the Business identified in Schedule 1.2(i)

               (j) Other Assets. All of Seller's claims against any parties relating exclusively or primarily to any Acquired Asset, the Business or any contract rights assigned to Buyer, including without limitation, unliquidated rights under manufacturers' or vendors' warranties or guarantees subject to changes between December 31, 1998 and Closing in the ordinary course of business.

               (k) Balance Sheet Assets. All other assets reflected on the December 31, 1998 balance sheet for Quadrus attached hereto as Exhibit A (the "December 31, 1998 Balance Sheet") subject to changes between December 31, 1998 and Closing in the ordinary course of business.

         1.3 Assumption of Liabilities. On the terms and subject to the conditions set forth herein, from and after the Closing, the Buyer will assume and satisfy or perform when due the following liabilities of the Seller (the "Assumed Liabilities"):

               (a) Obligations Under Leases. All of Seller's obligations after the Closing Date (as defined below) under each of the Assumed Leases identified in Schedule 1.2(c), and each of the contracts, agreements, plans and arrangements identified in Schedule 1.2(d).

               (b) Accounts Payable. The accounts payable, good in transit, placed orders as set forth on Schedule 1.3(b) as of December 31, 1998 subject to changes between December 31, 1998 and the Closing Date.

               (c) Warranty Liability. All warranty liability relating to warranty returns and replacements after the Closing relating exclusively or primarily to the Business.

               (d) Sales and Use Taxes. Any and all sales or use taxes imposed by the sale of the Acquired Assets or the assumption of the Assumed Liabilities.


               (e) Balance Sheet Liabilities. All other liabilities reflected on the December 31, 1998 Balance Sheet subject to changes between December 31, 1998 and Closing in the ordinary course of business, other than liabilities in respect of (i) "401K Withholding" (shown thereon as $48,124) and (ii) accrued vacation in excess of 80 hours per person (shown in the books of Seller as $71,227 (subject to adjustment)). The liabilities in this subsection (i) and
(ii), collectively, are referred to as the "Excluded Balance Sheet Liabilities."

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

               (f) Additional Assumed Liabilities. Except as may otherwise be provided in this Agreement, all of Seller's liabilities and obligations referred to with an asterisk (*) in the Disclosure Schedule attached hereto.

         1.4  All  Other  Liabilities  Not  Assumed.   Other  than  the  Assumed
Liabilities set forth in Section 1.3 above, it is agreed that Buyer shall not assume or perform any other liabilities or obligations.


                                   ARTICLE II

                             PURCHASE PRICE; CLOSING

         2.1 Purchase Price. The purchase price payable by the Buyer to the Seller as consideration for the sale, assignment, transfer, and delivery by the Seller to the Buyer (or a wholly owned subsidiary of Buyer to be designated by Buyer) of the Acquired Assets, and the assumption by Buyer of the Assumed Liabilities, Buyer, on the terms and conditions set forth herein, shall be $40,500,000.00 (the "Purchase Price"). At the Closing, the Buyer shall deliver to the Seller by wire transfer in immediately available funds $37,500,000.00 (the "Partial Purchase Price Payment"). Subject to the Post-Closing Adjustment in Section 2.5, Buyer will pay the balance of the Purchase Price at the time of the payment to be made pursuant to Section 2.5(c)(1) or (2).

         2.2 Closing.

               (a) Delivery. The closing of the purchase and sale of the Acquired Assets and the consummation of the other transactions contemplated hereby shall be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050, at 1:00 p.m. (local time), on June 1, 1999 (the "Closing") or at such other date, time and place not to be later than June 30, 1999, unless Buyer and Seller shall have agreed in writing (the date of the Closing is hereinafter referred to herein as the "Closing Date").

               (b) Closing Deliveries. At the Closing, Buyer shall deliver the Partial Purchase Price Payment against delivery by the Seller of such transfer documents relating to the sale and transfer of the Acquired Assets as the Buyer shall reasonably request, including, without limitation, the Bill of Sale and General Assignment of Assets in the form attached hereto as Exhibit B. At the Closing, the Seller shall put Buyer into full possession and enjoyment of all the Acquired Assets and Buyer shall be fully and solely responsible for and perform when due or discharge all of the Assumed Liabilities.

               At any time and from time to time after the Closing, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such further instruments of sale, transfer, conveyance, assignment, and confirmation and take such actions as Buyer may reasonably determine necessary to transfer, convey, and assign to the Buyer (or such wholly owned subsidiary as Buyer may designate), and to confirm Buyer's title to or interest in, the Acquired

Assets, to put Buyer in actual possession and operating control thereof, and to assist Buyer in exercising all rights with respect thereto.

         2.3 Transaction Taxes.

               (a) Sales Tax. At the Closing, upon Seller's delivery to Buyer of an invoice therefor, Buyer shall remit to Seller, and Seller shall timely remit to the appropriate California state tax authorities, an amount which is equal to 8.25% of the Allocation(s) (as defined herein) shown on Schedule 2.4 as subject to collection of California State Sales Tax. Seller has already paid California State sales tax on the equipment leases.

               (b) Buyer will pay and promptly discharge when due (and indemnify Seller against) all taxes and recording fees imposed or levied by reason of, in connection with or attributable to the sale of Acquired Assets contemplated hereby, the transactions contemplated hereby, and the sale of the Acquired Assets to Buyer, except any income taxes payable by the Seller because of gain on the sale thereof.

         2.4 Allocation of Consideration. Buyer and Seller will allocate the Purchase Price among the Assets (the "Allocation") in accordance with Schedule
2.4 to be attached to this Agreement at or prior to the Closing in a form mutually agreeable to the parties. No party will take a position on any federal or state tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the Allocation or prior to the final adjustment of the Purchase Price pursuant to Section 2.5. To the extent required by Section 1060 of the Code and any regulations promulgated thereunder, the Allocation will be revised for any adjustment of the Purchase Price pursuant to Section 2.5.

         2.5 Post-Closing Adjustment. The Purchase Price shall be subject to adjustment after the Closing Date as specified in this Section 2.5.

               (a) As soon as practicable, but in any event within fifteen (15) business days after the Closing Date, Seller, with the assistance of any necessary Buyer personnel at no cost to Seller, will prepare and deliver to Buyer a Draft Closing Date Schedule 2.5 (the "Draft Closing Date Schedule") for the Business as of the close of business on the Closing Date. The Draft Closing Date Schedule will be prepared and calculated in accordance with GAAP and consistent with Seller's accounting practices and policies and consistent with the December 31, 1998 Balance Sheet. For purposes of this calculation, (v) the Excluded Balance Sheet Liabilities, (w) the Excluded Excess Inventory (as defined herein), (x) the Excluded Bone-Pile Inventory (as defined herein), and
(y) the Other Excluded Amounts (as defined herein) (the items described in (v) through (y), collectively, the "Exclusions") shall be excluded.

               (b) In the event Buyer disputes the accuracy or presentation of any information or determination contained in the Draft Closing Date Schedule, it will deliver a detailed statement describing its disagreement to Seller within fifteen (15) business days after receiving the Draft

Closing Date Schedule. Buyer and Seller will use reasonable efforts to resolve any such disagreement themselves. If the parties are unable to reach a final resolution within ten calendar days from the delivery of Buyer's objections, the objections to the Draft Closing Date Schedule will be submitted for binding resolution to Arthur Andersen (the "Accounting Firm"), which firm is hereby acknowledged as independent of the parties, within seven days of the termination of the ten-day resolution period referred to above. Buyer will bear one-half of Accounting Firm's fees and expenses, and Seller will bear the other one-half of the fees. Both parties will make their work papers and other materials available to Accounting Firm. The determination of Accounting Firm shall be made within thirty (30) days after the submission of the objections for resolution, and the determination shall be conclusive, final, and binding on the parties, absent manifest error. Once the Draft Closing Date Schedule has been agreed upon or resolved or determined in the manner set forth in this Section 2.5, it shall be final, and used for the purposes of the Purchase Price adjustment set forth in
Section 2.5(c) below. Such final Schedule shall be referred to as the "Closing Date Schedule."

               (c) The Purchase Price will be adjusted as follows:

                       1. If the book value of the Business, as reflected on the agreed to (or resolved or determined) Closing Date Schedule is less than the book value of the Business as reflected on the unaudited December 31, 1998 balance sheet, then Seller will pay to Buyer within three days of the agreement to the Closing Date Schedule (or within three days of resolution, or determination by Accounting Firm, of any objections thereto) an amount equal to the difference between the book value of the Business as reflected on the unaudited December 31, 1998 Balance Sheet minus the book value of the Business as reflected on the agreed to (or resolved or determined) Closing Date Schedule.

                       2. If the book value of the Business, as reflected on the agreed to (or resolved or determined) Closing Date Schedule, is more than the book value of the Business as reflected on the unaudited December 31, 1998 Balance Sheet, then Buyer will pay to Seller within three days of the agreement to the Closing Date Schedule (or within three days of resolution, or determination by the accounting firm, of any objections thereto) an amount equal to the difference between the book value of the Business as reflected on the unaudited December 31, 1998 balance sheet and the book value of the Business as reflected on the agreed to (or resolved or determined) Closing Date Schedule.

                       3. If the book value of the Business as reflected on the agreed to (or resolved or determined) Closing Date Schedule is equal to the book value of the Business as reflected on the unaudited December 31, 1998 Balance Sheet then there will be no adjustment to the Purchase Price.

               (d) Any amounts required to be paid pursuant to Sections 2.5(c) 1 or 2 above shall bear interest from the Closing Date through the date of payment hereunder at the rate of interest announced publicly by Bank of America as its base lending rate calculated for those dates and shall be paid by wire transfer in immediately available funds.

               (e) During the preparation of the Closing Date Schedule by Seller and the period of any dispute referred to in Section 2.5(b), Buyer will provide Seller full access to the books, records, facilities and employees related to the Business and will cooperate fully with Seller in order to prepare the Closing Date Schedule and to investigate the basis for any such dispute; provided, however, that any such investigation will be conducted in a manner as not to interfere unreasonably with the operations of Buyer or the Business.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to Buyer subject to the specific exceptions disclosed in the disclosure schedule (the "Disclosure Schedule") (each referencing the appropriate section numbers of this Article III as to which an exception exists) delivered by the Seller to Buyer, and dated as of the date hereof, as follows:

         3.1 Organization of the Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Seller has the power and authority to own, lease, and operate its assets and property and to carry on the Business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a material adverse effect on the Business. The Seller has made available to Buyer a true and correct copy of the constituent documents of the Seller, each as amended to date, and each such instrument is in full force and effect.

         3.2 Authority. The Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. The execution and delivery of this Agreement by the Seller does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the constituent documents of the Seller or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Business or any of its properties or assets. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county or local governmental authority, instrumentality, agency or commission (any of the foregoing authorities, instrumentalities, agencies, or commissions, a "Governmental Entity") (so as not to trigger any Conflict), is required by or with respect to the Business in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, including any other assignment or instrument of transfer to be delivered by the Seller at the Closing pursuant to Section 2.2(b).

         3.3 Division Financial Statements.

               (a) (i) The unaudited consolidated statements of income of the Business for each of the fiscal years ended December 31, 1998 and 1997 (attached hereto as Exhibit C and Exhibit D, respectively) and (ii) the unaudited consolidated balance sheets of the Business for each such fiscal year are complete and correct in all material respects, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except that the unaudited financial statements do not have notes thereto and do not have a cash flow statement), and fairly present the consolidated financial position of the Business, as of the respective dates and for the respective periods indicated, subject, in the case of the unaudited financial statements, to normal year-end adjustments. The Business' unaudited balance sheet at December 31, 1998 is hereinafter referred to as the "Division Balance Sheet," and all such financial statements are hereinafter referred to as the "Division Financial Statements."

               (b) The Business has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Division Financial Statements in accordance with
GAAP) which (i) has not been reflected in the Division Balance Sheet or (ii) has not arisen in the ordinary course of business since December 31, 1998 consistent in nature and amount with past practices.

               (c) A true and correct copy of the Division Financial Statements is attached hereto as Exhibit E.

         3.4 Absence of Changes. Since the date of the Division Balance Sheet (or such other date specifically set forth herein), the Seller has conducted the Business only in the ordinary course of business and, except to the extent the following has occurred in the ordinary course of Business:

               (a) There has not been any material adverse change in the business, financial condition, operations, or results of operations of the Business;

               (b) The Seller has not sold, leased, licensed, or disposed of any of the assets relating to the Business (whether by way of merger, purchase, or otherwise);

               (c) The Seller has not accelerated, terminated, modified or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) which relates to the Acquired Assets;

               (d) The Seller has not delayed or postponed the payment of material accounts payable and other liabilities relating to the Acquired Assets beyond their due date outside the ordinary course of business, except with respect to accounts or liabilities that are subject to dispute in good faith by Seller;

               (e) The Seller has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to any Acquired Asset involving payments of more than $50,000 in the aggregate;

               (f) To the Seller's knowledge, Seller has no reason to believe that any vendors, licensors, licensees, distributors, or customers for any Acquired Asset intend to discontinue with the Buyer a material business relationship any such vendor licensor, licensee, distributor, or customer currently has with the Seller;

               (g) No Acquired Asset has been materially damaged, destroyed, or lost (whether or not covered by insurance), and no material customer of the Seller has been lost;

               (h) The Seller has not entered into any employment contract or collective bargaining agreement, or modified the terms of any existing employment contract or collective bargaining agreement, relating to the Acquired Assets, except in the ordinary course of business;

               (i) The Seller has not changed employment or compensation terms for any employee specified on Schedule 3.4(i) hereto ("Key Employees"), except in the ordinary course of business;

               (j) To Seller's knowledge, there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of Seller's business involving the Acquired Assets which would have a material adverse effect on the Acquired Assets and the Business;

               (k) The Seller has not entered into any capital commitments in relation to any of the Acquired Assets or the Business which in the aggregate exceed $100,000;

               (l) The Seller has not accelerated the collection or conversion of accounts receivable or notes receivable relating to the Acquired Assets by offering any incentive for such acceleration, including but not limited to prepayment discounts, allowances, or enhancements, except in the ordinary course of business;

               (m) The Seller has not revalued any of the assets of the Business;

               (n) The Seller has not received notice of any claim or potential claim of ownership of a material Acquired Asset by any person, and to the knowledge of the Seller, no basis exists for any such claim of ownership; and

               (o) The Seller has not negotiated with respect to or otherwise committed or agreed to do any of the foregoing (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

         3.5 Absence of Undisclosed Liabilities. With respect to the Assets or the operations of the Business, Seller has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown as of or prior to the date hereof) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) as reflected in the March 31, 1999 Balance Sheet (attached hereto as Exhibit F),
(ii) liabilities which have arisen after the date of such Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (iii) as otherwise set forth in the Disclosure Schedule under the caption referencing this Section.

         3.6 Intellectual Property Rights. The Disclosure Schedule describes under the caption referencing this Section all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights mask works, trade secrets, know-how or other intellectual property rights owned by or licensed to Seller in connection with the conduct of the Business or used in, developed for use in or necessary to the conduct of the Business as now conducted or planned to be conducted, except commercially available software and hardware subject to standard or shrink-wrap license agreements. Seller owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth under such caption. The Disclosure Schedule describes under the caption referencing this Section all intellectual property rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties, except commercially available software and hardware subject to standard or shrink-wrap license agreements. Seller has not received any notice of any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights listed in the Disclosure Schedule; no claim by any third party contesting the validity of any intellectual property rights listed under such caption has been made against the Company, is currently outstanding or, to the knowledge of the Company, is threatened against the Company; Seller has not received any notice of any infringement, misappropriation or violation by Seller of any intellectual property rights of any third parties and Seller has not infringed, misappropriated or otherwise violated any such intellectual property rights.

         3.7 Affiliate Transactions. Except as disclosed in the Schedule 3.7, and other than pursuant to this Agreement, no officer, director or employee of Seller or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with Seller (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the Business of Seller (other than ownership of capital stock of Seller). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of Seller or in any person, firm or entity from whom or to whom Seller leases any property, or in any other person, firm or entity with whom Seller transacts business of any nature.

                  For purposes of this Section, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

         3.8 Customers and Suppliers. The Disclosure Schedule, under the caption referencing this Section, lists the largest customers and suppliers of Seller relating to the Business for the fiscal year ended and for the month period ended and sets forth opposite the name of each such customer or supplier the approximate percentage of net sales or purchases by Seller attributable to such customer or supplier for each such period.

         3.9 Legal and Other Compliance.

               (a) Seller and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the Business, the Assets or the Real Property and no claims have been filed against Seller alleging a material violation of any such laws, regulations or other requirements. Seller has no knowledge of any material action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Assets or the Real Property. Seller is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Buyer after it acquires the Assets, except, however, Seller does not make any representation with respect to the continuing availability to Buyer of any Enterprise Zone benefits.

               (b) To the knowledge of Seller, Seller has, in full force and effect, all material licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its Business and own and operate Assets (other than Environmental Permits, as such term is defined in Section 3.15(c) hereof) (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth under the caption referencing this Section in the Disclosure Schedule, with an indication as to whether the Permit is assignable to Buyer. Seller has conducted its business in compliance with all material terms and conditions of the Permits.

               (c) In connection with the Business, Seller has not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts or articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder Seller in connection with any actual or proposed transaction.

               (d) In particular, but without limiting the generality of the foregoing, Seller has not violated in any material respect and has no material liability, and has not received a notice or charge asserting any violation in any material respect of or material liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety in connection with the Business.

3.10 Restrictions on Business
Activities. There is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order or decree which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice utilizing any Acquired Asset. Without limiting the foregoing, the Business is not subject to any agreement which restricts the sale, license, or distribution of any product, service, or technology to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         3.11 Title to Properties; Absence of Liens; Condition of Equipment.

               (a) The Seller does not own any real property that is used in the Business conducted with respect to any Acquired Asset. The Seller has delivered to the Buyer a true and correct copy of each Assumed Lease related to the Real Property. Such Assumed Leases are in full force and effect, are valid and effective in accordance with its terms, and there is not, under any of such leases, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default). To the knowledge of the Seller, neither the business operations conducted on the Real Property, nor such Real Property, including improvements thereon, violate any applicable law, building code, zoning requirement, or classification, or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions. To the knowledge of the Seller, all approvals of governmental authorities (including licenses and permits) required in connection with the operation of the Business on such real property have been obtained.

               (b) The Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, each Acquired Asset being transferred to the Buyer, free and clear of any liens, except as reflected in the Division Financial Statements.

               (c) Each item of equipment is free from material defects and is reasonably fit and usable for the purposes for which it is presently being used.

               (d) The Acquired Assets comprise all of the assets, properties, and rights of every type and description, real, personal, tangible, and intangible used primarily or exclusively by the Seller in the Business as currently conducted.

               (e) The Seller is in custody and control of all the Acquired Assets being sold and transferred to the Buyer pursuant to this Agreement or any assignments or other instruments of transfer delivered or to be delivered to Buyer pursuant hereto or thereto.

               3.12 Agreements, Contracts and Commitments. Except as contemplated by this Agreement, the Business does not currently have, is not a party to, nor is bound by with respect to any Acquired Asset or Key Employee:

                    (i)  any   collective   bargaining   agreements;

                    (ii) any agreement, contract, or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise;


                    (iii) any agreement of indemnification or guaranty;

                    (iv) any purchase order or contract for the purchase of materials in excess of $25,000;

                    (v) any agreement entered otherwise than in the ordinary course of business;

                    (vi) any agreement that is likely to result in a loss in excess of $100,000 on completion of performance;

                    (vii)  any  agreement  (or  group  of  related   agreements)
relating to capital expenditures and involving future payments in excess of $100,000;

                    (viii) any agreement (or group of related agreements) under which payment in excess of $50,000 has already been received by the Seller (whether in whole or in part) but which requires the performance of services after the Closing Date;

                    (ix) any fidelity or surety bond or completion bond;

                    (x) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money by the Seller or extension of credit to the Seller exclusive of routine trade payables, involving obligations in excess of $50,000 or under which the Seller has imposed any lien on any of the Acquired Assets;

                    (xi) any purchase order or contract for the purchase of materials (excluding capital expenditures) involving $50,000 or more;

                    (xii) any agreement concerning confidentiality, except in the ordinary course;

                    (xiii) any distribution, joint marketing, development, or partnership or joint venture agreement; or

                    (xiv) any other agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) that involves payment of $50,000 or more.

         The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in the Disclosure Schedule referencing this
Section 3.9 (any such agreement, contract, or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed, is not subject to any default thereunder of which the Seller has knowledge by any party obligated to a Seller pursuant thereto.

         3.13 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Seller in respect of any Acquired Asset.

         3.14 Litigation. There is no action, suit, proceeding, claim, arbitration, or investigation pending before any court or administrative agency against the Seller or any officer or director of the Seller in their capacity as such that may result in any adverse change in the Business or to the Acquired Assets or that questions the validity of this Agreement or of any action taken to or to be taken pursuant to or in connection with this Agreement. To the knowledge of the Seller, no such action, proceeding, claim, arbitration, or investigation has been threatened, for any such action, suit, proceeding, claim, arbitration, or investigation. There are no judgments, orders, decrees, citations, fines, or penalties heretofore assessed against the Seller affecting the Business or the Acquired Assets under any federal, state or local law. No governmental entity has at any time challenged or questioned the legal right of the Seller to manufacture, offer, or sell any product related to the Acquired Assets in the present manner or style thereof.

         3.15 Environmental Matters.

               (a) As used in this Section, the following terms shall have the following meanings:

                    (i)  "Hazardous  Materials"  means any  dangerous,  toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant, or contaminant that might cause any injury to human health or safety or to the environment or might subject Seller to any imposition of costs or liability under any Environmental Law.

                    (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).


                    (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

               (b) Seller, with respect to the Business and the Real Property, is in material compliance with all applicable Environmental Laws.

               (c) Seller has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct the Business and own or operate the Assets, including the Real Property (collectively, the "Environmental Permits"). A copy of each Environmental Permit shall be provided by Seller to Buyer at least 14 days prior to the Closing. Seller has conducted the Business in compliance with all terms and conditions of the Environmental Permits. Seller has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws with respect to the Business and the Assets.

               (d) Except as set forth in the Disclosure Schedule under the caption referencing this Section, to the best of Seller's knowledge, (i) no Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, or released on, under or about any part of the Real Property, (ii) the Real Property and any improvements thereon, contain no asbestos, urea, formaldehyde, radon at levels above natural background, polychlorinated biphenyls (PCBs) or pesticides, and (iii) no aboveground or underground storage tanks are located on, under or about the Real Property, or have been located on, under or about the Real Property and then subsequently been removed or filled.

               (e) Except as set forth in the Disclosure Schedule under the caption referencing this Section, Seller has not received notice alleging in any manner that Seller is, or might be potentially responsible for, any Release of Hazardous Materials, or any material costs arising out of any violation of Environmental Laws with respect to the Business or the Assets.

               (f) No expenditure in excess of $10,000 in the aggregate (and other than normal operating, repair, maintenance, and ongoing permitting expenses) will be required in order for Buyer to comply with any Environmental Law in effect at the time of the Closing in connection with the operation or continued operation of the Business or the Real Property in a manner consistent with the current operation thereof by Seller.

               (g) The Real Property is not and has not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory, or record of hazardous or solid waste sites maintained by any federal, state or local agency, except as set forth in the Disclosure Schedule under the caption referencing this Section and except as would not subject the Business or the Assets to any liability.

               (h) Seller has disclosed and delivered to Buyer all environmental reports and investigations which Seller has obtained or ordered with respect to the Business and the Assets, including the Real Property.

               (i) Except as set forth in the Disclosure Schedule under the caption referencing this Section, to the best of Seller's knowledge, no part of the Business or the Assets (including the Real Property) have been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

               (j) No lien has been attached or filed against Seller (with respect to the Business or the Assets) or the Assets or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

         3.16 Employment Matters.

               (a) Compliance with Applicable Laws. Seller (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules, and regulations respecting employment and employment practices, including without limitation, those relating to discrimination in employment, terms and conditions of employment, election of employee representatives (where applicable), obligations to consult with and inform employee representatives, calculations and accruals of vacations and of other accruals, seniority bonuses (if any), and wages and hours; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees or other persons who by virtue of their activities performed on behalf of the Seller may be deemed employees within the meaning of applicable law;
(iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees or other persons who by virtue of their activities performed on behalf of the Seller may be deemed employees within the meaning of applicable law (other than routine payments to be made in the normal course of business and consistent with past practice).

               (b) Labor. No work stoppage or labor strike against the Seller is pending, nor to the best knowledge of the Seller, threatened or reasonably anticipated. The Seller is not involved in nor has been threatened with any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in Liability to the Seller or Buyer. The Seller has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to the Seller. The Seller is not presently, nor has it in the past, been a party to, or bound by, any agreement negotiated with its employees and no collective bargaining agreement is being negotiated by the Seller.

               (c) No Liability. Except as otherwise provided in Section 6.15 hereof, unless Buyer shall make any independent agreements or arrangements with any employees or former employees of Seller, Buyer will not have any liability for making payments or providing benefits of any kind to any employee or former employee of the Seller including, without limitation, (A) any obligation to provide former employees of the Seller (including individuals who become former employees by reason of the consummation of the transactions contemplated by this Agreement) so-called COBRA continuation coverage (with respect to U.S. employees of Seller), (B) any liability in respect of medical and other benefits for existing and future retirees of the Seller and for claims made after Closing in respect of costs and expenses incurred prior to Closing, (C) any liability in respect of work-related employee injuries or worker's compensation claims by employees or former employees of the Seller occurring prior to the Closing Date, and (D) any liability in respect of employee bonuses payable to former employees of the Seller.

               (d) Key Employees. Schedule 3.16(d) sets forth the current job title and the annual base salary of certain employees identified by Buyer to whom Buyer expects to make an offer of either at-will or term employment.

         3.17 Insolvency. No insolvency proceedings of any character, including bankruptcy, receivership, reorganization, winding up, or arrangement with creditors, voluntary or involuntary, affecting any of the Acquired Assets are pending or, to the knowledge of the Seller, are threatened, and the Seller has not made any assignment for the benefit of creditors, nor taken any other action which would constitute the basis for the institution of such insolvency proceedings.

         3.18 Consents. Schedule 3.18 sets forth a true, correct, and complete list of the identities of any person or entity whose consent or approval is required, and the matter, agreement, or contract to which such consent relates, in connection with the transfer, assignment or conveyance by the Seller of any Acquired Asset.

         3.19 Books and Records. The books and records of the Seller related to the Business (i) have been fully and accurately maintained in accordance with applicable laws and with generally accepted practices and standards in the jurisdiction(s) in which the Seller operates and (ii) are in the Seller's possession or under its control. The Acquired Assets include the computer system used in the Business, although Seller is not transferring to Buyer any rights to continue to maintain such records on Seller's computer systems or databases.

         3.20 Product Warranties. Each product manufactured, sold, licensed, leased, or delivered by the Seller in the Business has been in conformity with all applicable contractual commitments. Except as reflected in the reserve for warranty claims and the separate reserve for returns on the Division Balance Sheet, to Seller's knowledge, the Seller has no liability.

         3.21 Inventory. The inventory of the Business as reflected on the Division Balance Sheet consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, all of which is reflected on such balance sheet at the lower of cost or market value, subject only to the reserve for inventory writedown to net realizable value set forth in such Division Balance Sheet.

         3.22 Accounts Receivable. The Seller has delivered to Buyer a complete and accurate aging of all accounts receivable of the Company as of December 31, 1998. No account receivable reflected on Schedule 1.2(b) and in the Division Balance Sheet and no account receivable arising after the date of the Division Balance Sheet and reflected on the books of the Company and the Closing Date Balance Sheet is uncollectible, subject to counterclaim or offset, except to the extent reserved against thereon. No such accounts receivable are subject to discount on volume or rebate or any other reduction. All accounts receivable have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by the Company.

         3.23 Tax Returns and Audits. To the extent the failure to do so would adversely affect Seller's ability to deliver free and clear title to the Acquired Assets or Buyer's right to hold, own or use the Acquired Assets, Seller has filed within the time period for filing or any extension granted with respect thereto all federal, state, local, foreign and other returns, estimates and reports ("Returns") which it is required to file relating or pertaining to any and all Taxes attributable to, levied or imposed upon, or incurred in connection with the Acquired Assets or the Business and each portion of any Tax Return pertaining or related to the Acquired Assets or the Business is true and correct and has been completed in accordance with applicable law. Seller has paid all Taxes relating to all the Acquired Assets and the Business and has withheld with respect to its employees and paid to the appropriate taxing authority all federal, state and local income taxes, FICA, FUTA and any other Taxes required to be withheld with respect to the Acquired Assets. There are (and immediately following the Closing there will be) no Liens on the Acquired Assets relating to or attributable to Taxes.

         3.24 Employee Benefit Plans. (a) With respect to all employees and former employees of Seller who perform or performed functions in connection with the Business and all dependents and beneficiaries of such employees and former employees: (i) Seller does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) Seller does not maintain or contribute to any qualified defined contribution plans (as defined in

Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (iii) Seller does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) Seller does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA) other than general medical, dental and vision plans (copies of which have been provided to Buyer).

               (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which Seller does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

               (c) Buyer has received true and complete copies of (i) the most recent determination letter, if any, received by Seller from the Internal Revenue Service regarding the Plans which Seller maintains or to which it contributes and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (ii) the most recent financial statements and annual report or return for the Plans; and (iii) the most recently prepared actuarial valuation reports.

               (d) Seller does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Seller has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Seller has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth under the caption referencing this Section in the Disclosure Schedule and (ii) health care continuation benefits described in
Section 4980B of the Code.

               (e) Neither Seller nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Seller, Buyer, Buyer's subsidiaries or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

               (f) Seller has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer  hereby  represents  and  warrants to the Seller as follows:

         4.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. Buyer has the corporate power to own its properties and to carry on its business as now being conducted.

         4.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

         4.3 No Conflicts. The execution and delivery of this Agreement by the Buyer does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict")
(i) any provision of the constituent documents of the Buyer or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or any of its properties or assets. No consent, waiver, approval, order, or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county or local governmental authority, instrumentality, agency or commission (any of the foregoing authorities, instrumentalities, agencies, or commissions, a "Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, including any other assignment or instrument of transfer to be delivered by the Buyer at the Closing pursuant to Section 2.2(b).

         4.4 Litigation. There is no action, suit or proceeding of any nature pending or, to Buyer's knowledge, threatened against Buyer that could reasonably be expected to interfere with the consummation of the transactions contemplated by this Agreement or that questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

                                   ARTICLE V

                        CONDUCT PRIOR TO THE CLOSING DATE

         5.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Seller agrees (except to the extent that Buyer shall otherwise consent in writing) to use reasonable commercial efforts to carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay all debts and taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such businesses, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of Key Employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the goodwill and ongoing businesses associated with the Acquired Assets on the Closing Date. The Seller shall promptly notify Buyer of any event which materially adversely effects the Business or any Acquired Assets. Except as expressly contemplated by this Agreement or disclosed in Schedule 5.1, the Seller will not cause the Business to, without the prior written consent of Buyer:

               (a) Enter into any commitment or transaction related to any Acquired Asset not in the ordinary course of business;

               (b) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution, or similar rights of any type or scope with respect to any products, except in the ordinary course of business;

               (c) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Seller schedules;

               (d) Commence or settle any litigation regarding the Business, except to enforce its rights under or to interpret this Agreement or any other agreement, obligation or arrangement contemplated hereby or entered into or established in connection herewith which affects the Business, except in the ordinary course of business;

               (e) Sell, lease, license, pledge, or otherwise dispose of any Acquired Asset other than in the ordinary course of business;

               (f) Revalue any of the Acquired Assets, including without limitation writing down the value of inventory or writing off notes and accounts receivable other than in the ordinary course of business;

               (g) Enter into any strategic alliance, joint development or joint marketing agreement affecting the Business or any Acquired Asset; or

               (h) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (g) above, or any other action that would prevent the Seller from performing or cause the Seller not to perform its covenants hereunder.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Approval. The Seller shall promptly after the date hereof take all action necessary in accordance with applicable law and the constituent documents of the Seller to obtain all requisite approvals, as the case may be, of this Agreement and the transactions contemplated hereby.

         6.2 Access to Information. The Seller shall afford Buyer and its accountants, legal counsel, and other representatives reasonable access during normal business hours during the period prior to the Closing Date to (i) all of the properties, books, inventory, contracts, commitments, and records of the Seller relating to the Acquired Assets and (ii) all other information concerning the Business, properties, and personnel of the Seller which are associated with the Acquired Assets as Buyer may reasonably request. The Seller agrees to provide Buyer and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request.

         6.3 Access to Records After Closing. For a period of one year after the Closing Date, the Seller and its representatives, on the one hand, and the Buyer and its representatives, on the other hand, shall have reasonable access to any books, records, documents, files, and correspondence to the extent that such access may reasonably be required in connection with matters relating to or affected by the operation of the businesses conducted with the Acquired Assets, in the case of the Seller prior to the Closing Date and, in the case of the Buyer, after the Closing Date. Such access shall be afforded upon reasonable advance written notice, during normal business hours and at the expense of the party seeking access.

         6.4 Confidentiality. From the date hereof to and including the Closing Date, the parties hereto shall maintain, and cause their directors, employees, agents, and advisors to maintain, in confidence and not to disclose or use for any purpose, except for the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the parties contained herein, information concerning the other parties hereto and obtained directly or indirectly from such parties, or their directors, employees, agents, or advisors, except such information as is or becomes (i) available to the non-disclosing party from third parties not subject to an undertaking of confidentiality; (ii) generally available to the public other than as a result of a breach by the non-disclosing party hereunder; or (iii) required to be disclosed under applicable law; and except such information as was in the possession of such party prior to obtaining such information from such other party as to which the fact of prior possession such possessing party shall have the burden of proof. In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

         6.5 Public Disclosure. Unless otherwise required by law (including, without limitation, applicable securities laws) or, as to Buyer, by the rules and regulations of the Nasdaq National Market, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by both parties prior to release, provided that such approval shall not be unreasonably withheld.

         6.6 Contractual Consents.

                    (a) The Seller will promptly apply for or otherwise seek and use its reasonable commercial efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated hereby, and the Seller shall use its reasonable commercial efforts to obtain all required consents, waivers, or approvals under any of the agreements, contracts, licenses, or leases of the Seller in order to preserve for the Buyer the benefits of the Business associated with the Acquired Assets. Seller will list all of the supplier and similar agreements that the Business currently has in force on the date of this Agreement, and Seller will use its reasonable commercial efforts to effect assignments of all such agreements, except those identified in writing by Buyer as not material to the Business.

                    (b) Buyer  will use its  reasonable  commercial  efforts  to
obtain  all  consents  and  approvals   required  to  be  obtained  it  for  the
consummation of the transactions  contemplated  hereby.

         6.7 Legal Conditions to Acquisition. The Buyer and the Seller shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and the transactions contemplated hereby and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection herewith. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of, or any registration, declaration, or filing (including any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "HSR Act")) with, or an exemption by, any governmental entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with this Agreement and consummating the transactions contemplated hereby or the taking of any action contemplated thereby or by this Agreement.

         6.8 Additional Documents and Further Assurances. Except to the extent described otherwise, each of the parties to this Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated by this Agreement.

         6.9 Notification of Certain Matters. The Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Seller or the Buyer, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date except as contemplated by this Agreement (including the Seller Schedules) and (ii) any failure of the Seller or Buyer, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         6.10 Payment of Trade and Other Creditors. The Seller shall comply with its obligation to satisfy amounts due to trade and other creditors of the Seller to the extent required prior to closing. The Business shall continue to pay on a current basis and shall be responsible for all obligations included in the Assumed Liabilities up to the Closing Date.

         6.11 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Closing Date or termination of this Agreement pursuant to its terms, (a) Seller will not, and the Seller will instruct its respective directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any Acquisition Proposal (as defined herein) by any person, entity, or group (other than Buyer and its Affiliates (as defined herein), agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Seller to, or afford access to the properties, books, or records of the Seller to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity, or group (other than Buyer and its Affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Seller. For purposes of this Section 6.11(a), an "Acquisition Proposal" means any proposal or offer relating to any merger, consolidation, sale or license of substantial assets or similar transactions involving the Business or the Acquired Assets (other than sales or licenses of software in the ordinary course of business or as permitted by this Agreement). The Seller will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to the foregoing.

               (b) Buyer will not, and the Buyer will instruct its respective directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any Acquisition Proposal (as defined herein) by any person, entity, or group (other than Seller and its Affiliates (as defined herein), agents, and representatives) or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Buyer to, or afford access to the properties, books, or records of Buyer to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity, or group (other than Seller and its Affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Buyer. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to any merger, consolidation, sale or license of substantial assets or similar transactions involving any business similar to the Business or any assets similar to the Acquired Assets (other than sales or licenses of software in the ordinary course of business or as permitted by this Agreement). The Buyer will immediately cease any and all existing activities, discussion, or negotiations with any parties conducted heretofore with respect to the foregoing.

         For purposes of this Section, an "Affiliate" means any entity or person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the particular party.

         6.12  Non-Competition.

               (a) For a period of three (3)  years  from and after the  Closing
Date ("Non-Competition Period"), Seller shall not directly or indirectly, without the prior written consent of Buyer, engage anywhere in the Restricted Territory, or have any ownership interest in (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act or the Exchange Act), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a "Seller Competing Business Purpose". The term, "Restricted Territory" shall mean each and every country, province, state, city or other political subdivision of the world. The term "Seller Competing Business Purpose" means the Business as conducted at the
Closing Date and the manufacture of print circuit board assemblies. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 6.12(a) shall operate so as to (i) prevent Seller from continuing to conduct its business as currently conducted and as currently proposed to be conducted related to (w) the sale and distribution of semiconductors and other electronic components, disk drives and other computer components, (x) the manufacture of personal computers, servers, memory storage systems, RAID systems, (y) value-added activities related to semiconductors and computer products, and (z) systems integration activities; or (ii) otherwise restrict the ability of Seller to contact and engage in business transactions with current customers of and supplier to the Business so long as such contacts or transactions are not related to the conduct of the Business by Buyer after the Closing.

               (b) Seller acknowledges and agrees that its covenants and obligations with respect to non-competition relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause irreparable injury for which adequate remedies are not available at law. Therefore, Seller agrees that Buyer will be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain Seller from committing any violation of the covenants set forth in this Section 6.12.

         6.13 Non-Solicitation of Employees.

               (a) Neither party shall, for a period of two (2) years following the Closing Date, for its own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent or otherwise solicit or induce, or in any manner attempt to solicit, any person employed by the other party to leave such employment, whether or not such employment is pursuant to a written contract and whether or not such employment is at will, or hire any person who has been employed by the other party at any time during the six (6) month period preceding such hiring.

               (b) Each party recognizes the importance of the covenant not to solicit contained in this subsection (a) above and acknowledges that the restrictions imposed herein are: (i) reasonable as to scope, time and area; (ii) necessary for the protection of its legitimate business interests, including without limitation, trade secrets, goodwill, and its relationship with customers and suppliers; (iii) not unduly restrictive of its rights; and (iv) supported by adequate consideration. Each party acknowledges and agrees that the covenants not to compete contained in this Section 6.13 are essential elements of this Agreement and that but for these covenants, the other party would not have agreed to enter into this Agreement. Such covenants shall be construed as agreements independent of any other provision of this Agreement.

         6.14 Continuing Customer Relationship. Except with respect to Excluded Excess Inventory (as defined herein) and items identified as being treated like Excluded Excess Inventory, all of which are subject to the treatment described in Section 6.16(b)(ii) hereof, Buyer agrees, in good faith to consider Seller as a preferred products and services provider and, to the extent that Buyer, in its judgment deems it commercially reasonable to do so, agrees to offer Seller the opportunity to satisfy Buyer's needs for such products and services as Seller currently provides the Business.

         6.15 Employment Matters. Buyer hereby represents, covenants and warrants that after the Closing Date, Buyer will not take any action to trigger liability under the Worker Adjustment and Retraining Notification (hereinafter "WARN") Act, 29 U.S.C. ss.ss. 2101-09, for the Seller. Buyer hereby further agrees to indemnify and hold Seller harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries for any and all claims due to any actual or alleged violation of the WARN Act caused by Buyer's actions or failures to act after the Closing Date. Except as provided immediately above, Buyer shall be under no duty whatsoever to hire any employee or group of employees of Seller. Effective as of the Closing Date, Buyer may offer to hire such persons as are necessary and qualified to operate its business. All terms, including benefits, of each offer to such person shall be determined by Buyer in its sole discretion and nothing herein shall constitute an agreement to assume or be bound by any previous or existing agreement between Seller and any of Seller's employees or a guaranty that any employee of Seller, to whom an offer of employment may be made, shall be entitled to remain in the employment of Buyer for a specified period of time. An employee of the Business to whom an offer of employment is made by Buyer and who accepts such offer shall become an employee of Buyer on the day such person reports to work for the Buyer. Such person who is unable to report to work for Buyer on the Closing Date due to illness, injury or other reason shall remain an employee of Seller until such person reports to work for Buyer. Seller shall remain solely responsible for all salaries, wages, benefits (other than up to 80 hours of accrued vacation per employee and other than accrued sick pay, which Buyer is assuming), severance arrangements and all other terms of employment for (a) each person who may become an employee of Buyer accruing prior to the date such person becomes an employee of Buyer and (b) each employee of the Business who does not become an employee of Buyer accruing at any time.

         6.16  Treatment of Other  Matters.

               (a) HSR Matters. Each party agrees to make the appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as soon as reasonably possible after the date hereof, but in no case later than seven business days of the date hereof, and to remit one-half of the required filing fee with such filing. Each party further agrees to supply as promptly as practicable to the appropriate governmental authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

               (b) Excluded Excess  Inventory.  (i) Schedules  6.16(b)(i)(1) and
(2), respectively, set forth all of Sellers "Excess Inventory With MRP" ($2,287,863) and "Excess Inventory Without MRP" ($2,433,579), which, aggregated, are carried on the books of Seller at $4,721,442 as of April 19, 1999, subject to changes between that date and the Closing in the ordinary course of business. After excluding amounts for Netro of $165,287 (with MRP) and $565,154 (without
MRP), the net amount of Excluded Excess Inventory is $3,991,001. If either party subsequently should believe that this net amount is incorrect, the parties agree to work together in good faith to reach an agreement with respect to the difference. If, between the date hereof and the Closing, Seller shall receive a purchase order with respect to such excess inventory, or execute a written contract with a customer pursuant to which such customer agrees to accept such excess inventory, then such excess inventory shall be an Acquired Asset for purposes of this Agreement and shall be transferred to Buyer at Closing, with a corresponding dollar-for-dollar reduction to appropriate amounts above. All other such excess inventory shall be considered "Excluded Excess Inventory" (and valued net of the reduction in the previous sentence) for purposes of this Agreement and shall not be transferred to Buyer at Closing.

                    (ii) Notwithstanding the provisions of subsection (i) above, Buyer agrees (x) to store, maintain, insure, and protect the Excluded Excess Inventory in the same manner as it does its own inventory at the Quadrus facility and at its expense; (y) to use its commercially diligent efforts to sell such Excluded Excess Inventory; and (z) dedicate one regular employee whose primary function shall be to attend to the matters described in these subsections (x) and (y). Buyer agrees that, in the event it has a use for any of the Excluded Excess Inventory in any new or current product, it will use (or make a good faith effort to use) such inventory before procuring such inventory or substitutes from third parties and promptly (and, in no case, later than 30 days after receipt of such inventory) pay Seller the cost of such inventory. For the purposes of this Section 6.16, "the cost of such inventory" shall be the cost of such inventory to Seller, provided, however, that if Seller's cost is above market, Buyer will allow Seller two business days to agree to match the market price, in which case, "the cost of such inventory" shall be the market price. Buyer and Seller agree to review the Excluded Excess Inventory situation quarterly from the date of Closing and, upon the first anniversary of the Closing, Buyer will have the right to require Seller to remove any and all such remaining Excluded Excess Inventory (such inventory, the "Removed Excluded Excess Inventory"). Upon the first anniversary of the Closing, Buyer and Seller will conduct a physical inventory of the Excluded Excess Inventory and if any of such Excluded Excess Inventory should be determined to be missing, Buyer will promptly pay Seller the cost of such inventory.

               (c) Litigation and Other Third-Party Disputes. (i) Netro Arbitration Matters. Seller's rights in and to any settlement with respect to the Netro Arbitration, as more fully described in Schedule 3.14 on the Disclosure Schedule, shall be transferred to Buyer. In the event that Buyer suffers any Damages (as defined in Section 8.1(c) hereof) or the final unappealable award is less than $956,000, subject to adjustment in such arbitration, Seller shall pay Buyer such difference and/or indemnify and hold Buyer harmless with respect thereto, in which case Seller's indemnification obligations contained in Article VIII of this Agreement are inapplicable.

                    (ii) Fore Systems, Inc. Matters. The Fore Systems, Inc. litigation matter, as more fully described in Schedule 3.14 of the Disclosure Schedule, is not an Acquired Asset and shall not be an Account Receivable for purposes of the Draft Closing Date Schedule. Buyer agrees to render such assistance as Seller may reasonably request to prosecute this matter to conclusion, with reimbursement of time and expenses to be made at a fair rate to be agreed upon at the time.

                    (iii) CoinWorld, Inc. The CoinWorld, Inc. dispute, as more fully described in Schedule 3.14 of the Disclosure Schedule, shall not be an Assumed Liability for purposes of this Agreement. Buyer agrees to render such assistance as Seller may reasonably request to prosecute this matter to conclusion, with reimbursement of time and expenses to be made at a fair rate to be agreed upon at the time.

                    (iv) Capsco, Enhanced Cable, Advanced Hardware Technology, KBM, AlliedSPEC, DeltaPac, Jayco, Kalex, Landsburg, Meridan, Nanya, Paperpn, Prepro, and Wldwiser Inventory Disputes. The Capsco, Enhanced Cable, Advanced Hardware Technology, KBM, AlliedSPEC, DeltaPac, Jayco, Kalex, Landsburg, Meridan, Nanya, Paperpn, Prepro, and Wldwiser Inventory Disputes shall not be an Assumed Liability for purposes of this Agreement. Buyer agrees to render such assistance as Seller may reasonably require to resolve these supplier disputes, as more fully described in Schedule 3.3(b) of the Disclosure Schedule. In the event the supplier prevails, Seller agrees to purchase the inventory that was the subject of the dispute. Such inventory, when purchased and shipped by Seller to Buyer, shall be treated in the manner specified in Section 6.16(b)(ii) for Excluded Excess Inventory. In the event that Buyer suffers any Damages (as defined in Section 8.1(c) hereof), Seller shall indemnify and hold Buyer harmless with respect thereto, in which case Seller's indemnification obligations contained in Article VIII of this Agreement are inapplicable. Seller shall reimburse Buyer for its time and expenses at a fair rate to be agreed upon at the time.

               (d) Excluded Bone-Pile Inventory. Schedule 6.16(d) sets forth all of Seller's "Excess Bone-Pile Inventory" (carried on Seller's books as of as of April 19, 1999 at $825,121, subject to changes between that date and the Closing in the

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

                     ordinary course of business). If, between the date hereof and the Closing, Seller shall recover, or Buyer, using its reasonable efforts shall debug, any of such Excess Bone-Pile Inventory, then such excess inventory shall be an Acquired Asset for purposes of this Agreement and shall be transferred to Buyer at Closing, with a corresponding dollar-for-dollar reduction to appropriate amounts above. All other such excess inventory shall be considered "Excluded Bone-Pile Inventory" (and valued net of the reduction in the previous sentence) and shall be treated in the manner specified in Section 6.16(b)(ii) for Excluded Excess Inventory.

               (e) Other Excluded Amounts. Schedule 6.16(e)(i) sets forth all of Seller's "Amounts Paid in Prior Months Not Billed to Customers" and Schedule 6.16(e)(ii) sets forth all of Seller's "Prior Month Billings Without Customers" (collectively carried on Seller's books as of March 31, 1999 at $189,616, subject to changes between that date and the Closing in the ordinary course of business). If, between the date hereof and the Closing, Seller shall shall receive a purchase order with respect to such tools/fixtures, or execute a written contract with a customer pursuant to which such customer agrees to accept such tools/fixtures, then such excess tools/fixtures shall be an Acquired Asset for purposes of this Agreement and shall be transferred to Buyer at Closing, with a corresponding dollar-for-dollar reduction to appropriate amount above. All other such excess tools/fixtures shall be considered "Other Excluded Amounts" (and valued net of the reduction in the previous sentence) and shall be treated valued net of the reduction in the previous sentence) and shall be treated in the manner specified in Section 6.16(b)(ii) for Excluded Excess Inventory.

               (f) Excluded 90-Day A/R. Schedule 6.16(f) will set forth, as of the Closing, all of Seller's accounts receivable which have aged more than 90 days from their respective invoice dates (the "90-Day A/R"), and all of which are transferred to Buyer at the Closing. To the extent that, between the Closing and the date which is 90 days later, Buyer shall not have collected any of the 90-Day A/R's, Buyer will have the right to require Seller to repurchase any and all such remaining 90-Day A/R's (the "Excluded 90-Day A/R") and Seller shall repurchase the Excluded 90-Day A/R at face value (the "Repurchased 90-Day A/R"). This repurchase obligation shall not be subject to the limitation contained in Section 8.1(f) of this Agreement.

         6.17 Profit Sharing. To the extent that Buyer earns a profit on its operations of the Business from the Closing Date through and including June 30, 1999, Buyer will reimburse Seller for any Operating Losses Seller may incur with respect to its operations of the Business from April 1, 1999 through and including the Closing Date. For purposes of this Section 6.17, "Operating
Income/Losses" will be calculated consistently with Seller's accounting practices and policies employed prior to the Closing Date by Seller, and in the event of any disagreement, the dispute mechanisms provided in Section 2.5(b) will apply. Corporate overhead of Buyer and Seller, for the respective periods, will not be taken into account in this calculation, however, in the event Buyer and/or Seller has capital employed in the Business during their respective operating periods, interest will be allowed at the rate of 7.20%.


                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS TO CLOSE

         7.1 Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) Government Approvals. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated, and all authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement, shall have been obtained.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

         7.2 Additional Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the
Seller:

               (a) Representations, Warranties, and Covenants. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date except to the extent such representations and warranties address matters only as of a particular date (which shall remain true and correct as of such date), and the Buyer shall have performed and complied in all material respects with all covenants including the payment of the Consideration, obligations, and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

               (b) Certificate of Buyer. The Buyer shall have provided the Seller with a certificate executed on behalf of Buyer by its President, or any Vice President, and its Chief Financial Officer to the effect that as of the Closing Date:

                    (i) all representations and warranties made by the Buyer under this Agreement are true and complete in all material respects; and

                    (ii) all covenants, obligations, and conditions of this Agreement to be performed by the Buyer on or before such date have been so performed in all material respects.

               (c) Opinion of Counsel. Seller shall have received an opinion, addressed to it and dated the Closing Date, of Dorsey & Whitney, counsel to the Buyer, substantially in the form set forth in Exhibit D.


         7.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

               (a) Representations, Warranties, and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on the Closing Date, except to the extent such representations and warranties address matters only as of a particular date (which shall remain true and correct as of such date) and the Seller shall have performed and complied in all material respects with all covenants, obligations, and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

               (b) Certificate of the Seller. Buyer shall have been provided with certificates executed on behalf of the Seller by its respective President, or any Vice President, and Chief Financial Officer to the effect that as of the Closing Date:

                    (i) all representations and warranties made by such entity under this Agreement are true and complete in all material respects; and

                    (ii) all covenants, obligations, and conditions of this Agreement to be performed by such entity on or before such date have been so performed in all material respects.

               (c) Opinion of Counsel. Buyer shall have received an opinion, addressed to it and dated the Closing Date, of Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Seller, substantially in the form set forth in Exhibit E.

               (d) Assignment of Facility, Equipment Lessors, Customer and Supplier Contracts. All consents necessary to assign the Assumed Leases, as well as the customer and material supplier contracts to Buyer shall have been obtained.

                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         8.1 Indemnification.

               (a) Indemnification by the Seller. Subject to the qualifications and limitations in this Section 8.1, if the Closing is consummated, Seller shall indemnify and defend and hold Buyer, its subsidiaries, directors, officers, agents, and other Affiliates harmless against and with respect to, any and all Damages (as defined in subsection 8.1(c) below) incurred by Buyer, its subsidiaries, directors, officers, agents or other Affiliates as a result of any of the following:

                    (i) any inaccuracy or misrepresentation by Seller in, or breach of any warranty of Seller in, this Agreement or the related documents executed and delivered by Seller in connection with this Agreement (the "Operative Documents");

                    (ii) any breach or failure by Seller to perform any of its covenants or agreements under this Agreement or any of the other Operative Documents; and

                    (iii) any liability of the Business arising exclusively from events occurring prior to the Closing Date which are not expressly being assumed by Buyer hereunder.

               (b) Indemnification by Buyer. Subject to the qualifications and limitations in this Section 8.1, if the Closing is consummated, Buyer shall indemnify and defend and hold Seller and its directors, officers, agents, and other Affiliates harmless against and with respect to, any and all Damages (as defined in subsection 8.1(c) below) incurred by Seller or any of its directors, officers, agents or other Affiliates as a result of any of the following:

                    (i) any inaccuracy or misrepresentation by Buyer in, or breach of any warranty of Buyer in, this Agreement or the other Operative Documents;

                    (ii) any breach or failure by Buyer to perform any of its covenants or agreements under this Agreement or any of the other Operative Documents; and

                    (iii) any Assumed Obligation.

               (c) Damages. For purposes of this Section 8.1, "Damages" means all demands, claims, claims for reimbursement, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, deficiencies, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, whether civil, criminal or administrative in nature, including the reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and agents and all such costs, fees and expenses incurred in defending against any of the foregoing or in enforcing this Agreement or the Operative Documents. Notwithstanding the foregoing definition, when used with reference to amounts recoverable as the result of any breach of a representation, warranty or covenant contained in this Agreement or any other Operative Document, Damages shall not include amounts recoverable solely as lost profits, incidental damages, indirect damages, special damages, punitive damages or consequential damages unless such damages arise from a third-party claim.

               (d)   Procedure   for   Indemnification.    The   procedure   for
indemnification shall be as follows:

                    (i) The party claiming indemnification ("Claimant") shall, within thirty (30) days after its discovery of any claim for which indemnification will be sought as provided in this Agreement (the "Claim"), give notice to the party from whom indemnification is sought ("Indemnitor") of its Claim, specifying in reasonable detail the factual basis for the Claim and, to the extent known, the amount of the Claim. Notwithstanding the foregoing, the failure by Claimant to provide notice of any Claim within the period specified, or any delay in providing such notice, shall not affect or impair the obligations of Indemnitor hereunder, except and only to the extent that Indemnitor has been adversely affected by such failure or delay.

                    (ii) With respect to Claims between the parties, following receipt of notice from Claimant of a Claim, Indemnitor shall have sixty (60) days to make any investigation of the Claim that Indemnitor deems necessary or desirable. For purposes of this investigation, Claimant agrees to make available to Indemnitor and its authorized representatives the information relied upon by Claimant to substantiate the Claim. If Claimant and Indemnitor cannot agree as to the validity and amount of the Claim within the sixty (60) day period (or any mutually agreed upon extension thereof), Claimant may seek appropriate legal remedy, subject to the provisions of Section 8.3.

                    (iii) With respect to any Claim by a third party as to which Claimant is entitled to indemnification hereunder, Indemnitor shall have the right, exercisable by written notice to Claimant within 30 days after receipt of written notice from Claimant of the commencement or assertion of any such Claim, at its own expense to participate in or assume control of the defense of the Claim, and Claimant shall cooperate fully with Indemnitor, with the right to reimbursement for actual out-of-pocket expenses incurred by Claimant as a result of any such request by the Indemnitor. If Indemnitor does not elect to assume control or otherwise participate in the defense of any third party Claim within thirty (30) days of its receipt of notice of the Claim (or any extended period mutually agreed upon in writing by the parties), Claimant shall have the right to undertake the defense, compromise or settlement of the Claim for the account of Indemnitor subject to the right of Indemnitor, at its expense, to assume the defense of the Claim at any time prior to final settlement, compromise or determination thereof. In no event shall Indemnitor be liable or otherwise have any obligation with respect to any settlement, compromise or determination of any Claim agreed to by Claimant without the prior written consent of Indemnitor (which consent will not be withheld unreasonably).

                    (iv) The defending party shall have reasonable access to the books, records and personnel which are pertinent to the defense and which are in control of the other party. The parties agree to furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested by the other party in connection with defending any third party Claim.

               (e) Limitations and Conditions Applicable to Buyer. The right of Buyer to obtain indemnification from Seller pursuant to Section 8.1(a) of this Agreement is subject to the following limitations:

                    (i) Buyer shall not be entitled to indemnification from Seller pursuant to Section 8.1(a) until the aggregate Damages for which Seller is liable under Section 8.1(a) exceed $150,000, whereupon Buyer shall be entitled to indemnification by Seller for all such Damages thereafter, and for $75,000 of the first $150,000 of such Damages (and Buyer shall be responsible for the other $75,000 of the first $150,000 of such Damages).

                    (ii) Buyer shall not be entitled to indemnification from Seller pursuant to Section 8.1(a) for that amount in excess of 35% of the purchase price.

                    (iii) No Claim shall be brought by Buyer against Seller under Section 8.1(a) unless notice in writing of such Claim shall have been given to Seller on or prior to 5:00 p.m. Pacific Standard Time on the second anniversary of the Closing Date, except for claims based on an inaccuracy or misrepresentation by Seller with respect to the representations or warranties made in (i) Section 3.8 hereof with respect to title to the Assets for which notice in writing of any such claim must be given to Seller on or prior to the expiration of the applicable statute of limitations period for any such claims, or (ii) in Section 3.12 with respect to environmental matters for which notice in writing of any such claim must be given to seller on or prior to 5:00 p.m. Pacific Standard time on the fifth anniversary of the Closing Date. Claims may be brought against Seller as to any Damages (or a potential claim by an appropriate party) asserted in good faith prior to such dates.

                    (iv) Buyer shall not be entitled to recover Damages in respect of any Claim or otherwise obtain reimbursement or restitution more than once with respect to any claim hereunder. For any matter for which an adjustment has been made subject to Section 2.5, there will be no indemnification for such matter for the amount of the adjustment.

                    (v) In calculating the amount of any indemnifiable Damages, there shall be deducted any actual tax benefit realized by the Indemnified Person.

                    (vi) The Buyer shall first seek recovery from any Damages from any applicable insurance.

               (f) Limitations and Conditions Applicable to Seller. The right of Seller to obtain indemnification from Buyer pursuant to Section 8.1(b) of this Agreement is subject to the following limitations:

                    (i) Seller shall not be entitled to indemnification from Buyer pursuant to Section 8.1(b) until the aggregate Damages for which Buyer is liable under Section 8.1(b) exceed $150,000, whereupon Seller shall be entitled to indemnification by Buyer for all such Damages thereafter, and for $75,000 of the first $150,000 of such Damages (and Seller will be responsible for the other $75,000 of the first $150,000 of such Damages).

                    (ii) Seller shall not be entitled to indemnification from Buyer pursuant to Section 8.1(b) for that amount of its aggregate Damages for which Buyer is liable under Section 8.1(b) which is in excess of 35% of the purchase price; provided, however, that the above limitation shall not apply as to Damages arising from failure by the Buyer to pay the Purchase Price or to pay or discharge of the Assume Liabilities.

                    (iii) No Claim shall be brought by Seller against Buyer under Section 8.1(b) unless notice in writing of such Claim shall have been given to Buyer on or prior to 5:00 p.m. Pacific Standard Time on the second anniversary of the Closing Date, but Claims may be brought against Buyer as to any Damages (or a potential claim by an appropriate party) asserted in good faith prior to such date.

                    (iv) Seller shall not be entitled to recover Damages in respect of any Claim or otherwise obtain reimbursement or restitution more than once with respect to any claim hereunder. For any matter which an adjustment has been made subject to Section 2.5, there will be no indemnification for such matter for the amount of the adjustment.

                    (v) In calculating the amount of any indemnfiable Damages, there shall be deducted any actual tax benefit realized by the Indemnified Party.

                    (vi) The Seller shall first seek recovery for any Damages from any applicable insurance.

               (g)  Remedies  Exclusive.  Except for the  remedies  provided  in
Section 6.16(c)(i) and (iv), the remedies provided in this Section 8.1 shall be exclusive as to any Claims by a party under this Agreement or any other
Operative Document or arising out of the transactions provided for herein and therein and shall preclude assertion by any party of any other rights or the seeking of any other remedies against another party; provided, however, that nothing in this Section 8.1(g) shall limit rights or remedies expressly provided for in this Agreement in Section 6.12 (non-competition), rights or remedies for fraud, or rights or remedies which, as a matter of applicable law or public policy, cannot be limited or waived.

         8.2 Arbitration. Any controversy involving a claim by an indemnified party pursuant to this Article VIII shall be finally settled by arbitration in the County of Santa Clara, California in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association; and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of Buyer and Seller. Failing such agreement, the arbitration shall be conducted by three independent arbitrators, none of whom shall have any competitive interests with Buyer or Seller. Buyer shall choose one such arbitrator, Seller shall choose one such arbitrator, and such two arbitrators shall mutually select a third arbitrator. Any decision of two such arbitrators shall be binding on Buyer and Seller. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration except that the arbitrator can compel one party to pay all or a portion of the other party's costs and expenses.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated at any time prior to the Closing Date:

               (a) by mutual consent of Buyer and the Seller;

               (b) by Buyer or the Seller if (i) the Closing Date has not occurred by June 30, 1999 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final nonappealable order of a federal, state, or foreign court in effect preventing consummation of the transactions contemplated hereby; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable hereto by any Governmental Entity that would make consummation of the transactions contemplated hereby illegal;

               (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable hereto, by any Governmental Entity, which would prohibit Buyer's ownership or operation of the Business, which prohibition cannot reasonably be addressed by allowing Seller to retain the affected portion of the Business; (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Seller and as a result of such breach the conditions set forth in Section 7.3(a) would not be satisfied; provided, however, that if such breach is curable by the Seller within ten days through the exercise of its reasonable efforts, then for so long as the Seller continues to exercise such reasonable efforts Buyer may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured);

               (e) by Buyer if there has been a material adverse change in the Business that reduces the book value of the Business by more than 10% of the Purchase Price; or

               (f) by the Seller if neither Seller nor Buyer are in material breach of their obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and as a result of such breach the conditions set forth in
Section 7.2(a), would not then be satisfied; provided, however, that if such breach is curable by Buyer within ten days through the exercise of its reasonable best efforts, then for so long as Buyer continues to exercise such reasonable best efforts the Seller may not terminate this Agreement under this
Section 0 unless such breach is not cured within ten days (but no cure period shall be required for a breach which by its nature cannot be cured).

               (g) In the event that this Agreement is terminated by Buyer as a result of "force majeure" events that lead to Buyer's inability to obtain financing, Buyer shall pay Seller a termination fee in the amount of $500,000.00 in cash within ten (10) business days of such termination. If this Agreement is terminated by Buyer for any other reason other than those specified in subsections (a) through (d) above, Buyer shall pay Seller a termination fee in the amount of $2,500,000 in cash within ten (10) business days of such termination. This termination fee shall be the sole and exclusive remedy of Seller for such termination by Buyer. For the purposes of this subsection (g), the term "force majeure" shall mean an act of God, riot, war, civil unrest, flood, earthquake, or other cause beyond such party's reasonable control that results in significant adverse effects on the debt and equity capital markets.


         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Buyer or the Seller, or their respective officers, directors or stockholders, provided that
(i) the provisions of Section 6.4 (Confidentiality) and this Article IX shall remain in full force and effect and survive any termination of this Agreement, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful and knowing breach of this Agreement.

         9.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by the Buyer and the Seller. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Buyer and the Seller.

         9.4 Extension; Waiver. At any time prior to the Closing, Buyer and the Seller may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1 Notices. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

               (a)  if to Seller, to:

                    Bell Microproducts Inc.
                    1941 Ringwood Avenue
                    San Jose, California 95131-1721
                    Attn:  Bruce M. Jaffe, Senior Vice President
                    Telephone No.:  (408) 451-1685

                    with a copy (which shall not constitute notice) to:

                    Wilson Sonsini Goodrich & Rosati, P.C.
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attn: Larry W. Sonsini, Esq. and Thomas C. Klein, Esq. Telephone No.: (650) 493-9300
                    Facsimile No.:  (650) 493-6811

               (b)  if to the Buyer, to:

                    PEMSTAR INC.
                    3535 Technology Drive

                    Rochester, MN  55901
                    Attn:  Al Berning
                    Telephone No.:  (507) 288-6720
                    Facsimile No.:  (507) 280-0838

                    with a copy (which shall not constitute notice) to:

                    Dorsey & Whitney LLC
                    201 First Avenue, SW, Suite 340

                    Rochester, MN 55902

                    Attn:  Bill Jonason, Esq.
                    Telephone No.: (507) 529-2207
                    Facsimile No.: (507) 288-6190


         10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.3 Expenses. All fees and expenses incurred in connection with this Agreement including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto, in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         10.4 Counterparts. This Agreement may be executed in counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party.

         10.5 Entire Agreement; Assignment. This Agreement, the schedules and exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.7 Sole Remedy. Except for the remedies provided in Section 6.16(c)(i) and (iv), the indemnification provided by Section 8.1 is the sole remedy of the parties hereto or any other person or entity claming a remedy for any and all matters whatsoever arising under or related to the transactions contemplated by this Agreement or the Operative
Documents,   except  as  set  forth  in  Section  8.1(g).

         10.8 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally and exclusively settled by binding arbitration in San Jose, California under the AAA Commercial Arbitration Rules and Supplemental Procedures for Large Complex Disputes by a single arbitrator mutually agreeable to the Buyer and the Seller. In the event that within 45 days after the submission of any dispute to arbitration, the Buyer and the Seller cannot mutually agree on a single arbitrator, the Buyer and the Seller shall each select one arbitrator and the AAA shall select a third arbitrator. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted under California substantive law to resolve a dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator(s) may award to the prevailing party, if any, as determined by the arbitrator(s), all of its costs and fees, including, without limitation, AAA administrative fees, arbitrator fees, attorneys' fees, expert fees, witness fees, travel expenses and out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage and courier fees). The parties to the arbitration may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without any abridgement of the powers of the arbitrator(s). The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator(s) shall have no authority to award, punitive or exemplary damages against any party.

         10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.10 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

         10.11 Specific Performance. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.12 Publicity. Buyer and Seller shall not, without the prior written consent of the other party, make any public announcement in which the other party is mentioned; provided that either party may make any public disclosure it believes in good faith to be required by applicable law or stock exchange rule, in which case the disclosing party will use reasonably commercial efforts to advise the other party prior to making such disclosure.

         10.13 Assignment by Buyer. Buyer may assign this Agreement to any subsidiary of Buyer, provided, however, that the indemnification obligations of Buyer under this Agreement shall remain with Buyer.

         10.14 Change in Control of Buyer. In the event that there shall be a change in control of Buyer, whether through merger, consolidation, or corporate reorganization, or by acquisition of all or substantially all of the assets of Buyer, this Agreement and all the rights and obligations hereunder, may be transferred to the surviving or resulting entity so long as, (a) in the reasonable opinion of Seller (i) such entity is not then engaged, or does not then intend to become engaged, in any distribution business competitive with that of Seller, or (ii) the acquisition by such entity of the Business as then conducted by Buyer could not otherwise reasonably be expected to adversely affect the legitimate business or strategic interests of Seller, and (b) such person agrees to be bound by the provisions of this Agreement.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Buyer and the Seller have caused this Asset Purchase Agreement to be signed as of the date first written above.

"BUYER"                           PEMSTAR INC.
-------                           a Minnesota Corporation

                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________



"SELLER"                          BELL MICROPRODUCTS INC.
--------                          a California Corporation

                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________



                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________





                  [Signature Page to Asset Purchase Agreement]

                                    EXHIBIT A

                         DECEMBER 31, 1998 BALANCE SHEET

                                    EXHIBIT B

                       BILL OF SALE AND GENERAL ASSIGNMENT

                  FORM OF BILL OF SALE AND GENERAL ASSIGNMENT


         KNOW ALL PERSONS BY THESE PRESENTS, that BELL MICROPRODUCTS INC., a California corporation (the "Seller") for good and valuable consideration, receipt of which is hereby acknowledged, does hereby sell, assign, transfer, and deliver to PEMSTAR INC., a Minnesota corporation, its successors and assigns ("Buyer") all its right, title, and interest ("Seller's Interest") in and to each of the Acquired Assets (as defined in that certain Asset Purchase Agreement between Buyer and Seller dated as of April 30, 1999, as amended (the "Asset Purchase Agreement") being purchased by Buyer and sold by Seller pursuant to the Asset Purchase Agreement.

         Seller, its successors and assigns, covenants and agrees with Buyer that Seller is the lawful owner of the Acquired Assets and has the right to sell the same as aforesaid and that the same are free from all encumbrances except as may be disclosed in the Asset Purchase Agreement.

         Seller hereby constitutes and appoints Buyer the true and lawful attorney-in-fact of each of them with full power of substitution in the name and stead of each of them, on behalf and for the benefit of Buyer to demand and receive any and all of Seller's Interest in the Acquired Assets hereby conveyed, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in the name of Seller and Seller's successors and assigns, any and all proceedings at law, in equity, or otherwise, which Buyer may deem proper in order to collect or reduce to possession any and all of Seller's Interest in the Acquired Assets hereby conveyed or to collect or enforce any claim or right hereby conveyed, or intended to be conveyed, and to do all acts and things in relation to Seller's Interest in the Acquired Assets hereby conveyed which Buyer shall deem desirable.

         Seller hereby agrees that it will, from time to time, execute and deliver such further instruments of conveyance and transfer as may be reasonably required by Buyer to implement and effectuate this Bill of Sale and General Assignment.

         This Bill of Sale and General Assignment is executed and delivered in, and shall be construed and enforced in accordance with, the laws of the state of California, and shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the undersigned have duly executed this Bill of Sale and General Assignment as of this __th day of June, 1999, to be effective on this same date.





                              SELLER:



                              BELL MICROPRODUCTS INC.



                                       By:____________________________

                                       Title:_________________________



                                       By:____________________________

                                       Title:_________________________



                              BUYER:

                              PEMSTAR INC.



                                       By:____________________________

                                       Title:_________________________

                                   EXHIBIT C

           UNAUDITED CONSOLIDATED STATEMENTS OF INCOME OF THE BUSINESS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998

-------------------------------------------------- -------------------------------------------

           Statement of Income (000's)               Historical    Adjustments     Proforma
-------------------------------------------------- ------------- -----------------------------
1996
--------------------------------------------------
Sales                                                  $483,316       $ 92,129      $ 391,187
Cost of sales                                           425,258         80,208        345,050
                                                       --------       --------      ---------
  Gross profit                                           58,058         11,921         46,137

Marketing, general and
 administrative expenses                                 41,008          4,909         36,099
                                                       --------       --------      ---------
  Income from operations                                 17,050          7,012         10,038

Interest expense                                          3,495          2,636            859
                                                       --------       --------      ---------
Income before taxes                                      13,555          4,376          9,179
Provision for income taxes                               (5,693)        (1,838)        (3,855)
                                                       --------       --------      ---------
  Net income                                            $ 7,862        $ 2,538        $ 5,324
                                                       ========       ========      =========

Earnings per share basic                                 $ 0.94         $ 0.30         $ 0.64
Earnings per share diluted                               $ 0.92         $ 0.30         $ 0.63

Shares outstanding - basic                                8,359          8,359          8,359
Shares outstanding - diluted                              8,511          8,511          8,511

1997
-------------------------------------------------- -------------------------------------------
Sales                                                  $533,736       $ 73,220      $ 460,516
Cost of sales                                           476,648         70,347        406,301
                                                       --------       --------      ---------
  Gross profit                                           57,088          2,873         54,215

Marketing, general and
 administrative expenses                                 44,430          3,556         40,874
                                                       --------       --------      ---------
  Income from operations                                 12,658           (683)        13,341

Interest expense                                          4,574          2,123          2,451
                                                       --------       --------      ---------
Income before taxes                                       8,084         (2,806)        10,890
Provision for income taxes                               (3,395)         1,179         (4,574)
                                                       --------       --------      ---------
  Net income                                            $ 4,689       $ (1,627)       $ 6,316
                                                       ========       ========      =========

Earnings per share basic                                 $ 0.55        $ (0.19)        $ 0.74
Earnings per share diluted                               $ 0.53        $ (0.18)        $ 0.71

Shares outstanding - basic                                8,562          8,562          8,562
Shares outstanding - diluted                              8,906          8,906          8,906

1998
-------------------------------------------------- -------------------------------------------
Sales                                                  $661,428       $ 86,098      $ 575,330
Cost of sales                                           595,504         84,028        511,476
                                                       --------       --------      ---------
  Gross profit                                           65,924          2,070         63,854

Marketing, general and
 administrative expenses                                 49,738          3,665         46,073
                                                       --------       --------      ---------
  Income from operations                                 16,186         (1,595)        17,781

Interest expense                                          5,711          2,686          3,025
                                                       --------       --------      ---------
Income before taxes                                      10,475         (4,281)        14,756
Provision for income taxes                               (4,400)         1,798         (6,198)
                                                       --------       --------      ---------
  Net income                                              6,075         (2,483)         8,558
Other comprehensive income, net of tax:
  Foreign currency translation adjustments                   48              -             48
                                                       --------       --------      ---------
  Comprehensive income                                  $ 6,123       $ (2,483)       $ 8,606
                                                       ========       ========      =========

Earnings per share basic                                 $ 0.69        $ (0.28)        $ 0.97
Earnings per share diluted                               $ 0.68        $ (0.28)        $ 0.96

Shares outstanding - basic                                8,792          8,792          8,792
Shares outstanding - diluted                              8,881          8,881          8,881
-------------------------------------------------- -------------------------------------------

                                    EXHIBIT D

         UNAUDITED CONSOLIDATED STATEMENTS OF INCOME OF THE BUSINESS FOR
                    THE FISCAL YEAR ENDED DECEMBER 31, 1997

                                    EXHIBIT E

                          DIVISION FINANCIAL STATEMENTS

                                    EXHIBIT F

                          MARCH 31, 1999 BALANCE SHEET

                                    EXHIBIT G

                        FORM OF OPINION OF BUYER COUNSEL

                              FORM OF BUYER OPINION

1. Buyer is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Minnesota and is in good standing under such laws.

2. Buyer has all requisite legal and corporate power to execute and deliver the [Transaction Agreements] and to carry out and perform its obligations under the terms thereof.

3. All corporate action on the part of Buyer necessary for the authorization, execution and delivery of the [Transaction Agreements] and the performance of Buyer's obligations thereunder has been taken. The [Transaction Agreements] been duly and validly executed and delivered by Buyer and constitute valid and binding obligations of Buyer enforceable in accordance with their terms.

4. Buyer is not in violation of any term of its [Articles/Certificate] of Incorporation or Bylaws. The execution and delivery of the [Transaction Agreements] by Buyer, and the performance of its obligations thereunder, are not in violation or breach of the [Articles/Certificate] of Incorporation or Bylaws of Buyer.

                                    EXHIBIT H

                        FORM OF OPINION OF SELLER COUNSEL

                             FORM OF SELLER OPINION

1. Seller is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. Seller has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

2. Seller has all requisite legal and corporate power to execute and deliver the [Transaction Agreements] and to carry out and perform its obligations under the terms thereof.

3. All corporate action on the part of Seller necessary for the authorization, execution and delivery of the [Transaction Agreements] and the performance of Seller's obligations thereunder has been taken. The [Transaction Agreements] been duly and validly executed and delivered by Seller, and constitute valid and binding obligations of Seller enforceable in accordance with their terms.

4. Seller is not in violation of any term of its Articles of Incorporation or Bylaws. The execution and delivery of the [Transaction Agreements] by Seller, and the performance of its obligations thereunder, are not in violation or breach of, the Articles of Incorporation or Bylaws of Seller.


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